Exhibit 1.1

ING GROEP N.V.

UNDERWRITING AGREEMENT

DATED: MARCH 24, 2021

Schedule 1
Underwriters	31
Schedule 2
Issuer Free Writing Prospectus	32
Schedule 3
Final Term Sheets ING GROEP N.V.	33
Schedule 4
Underwriter Information	52
Exhibit 1
Form of Opinion of Dutch Counsel to the Company	53
Exhibit 2
Form of Opinion of Office of General Counsel to the Company	62
Exhibit 3
Form of Opinion of U.S. Counsel to the Company	65
Exhibit 4
Form of Disclosure Letter of U.S. Counsel to the Company	69
Exhibit 5
Form of Opinion of Dutch Tax Counsel to the Company	74

ING GROEP N.V.

(a limited liability company with corporate seat

in Amsterdam, The Netherlands)

US$1,100,000,000 1.726% Callable Fixed-to-Floating Rate Senior Notes due 2027

US$750,000,000 2.727% Callable Fixed-to-Floating Rate Senior Notes due 2032

US$400,000,000 Floating Rate Senior Notes due 2027

Underwriting Agreement

March 24, 2021

BofA Securities, Inc.

Goldman Sachs & Co. LLC

ING Financial Markets LLC

Mizuho Securities USA LLC

RBC Capital Markets, LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule 1 hereto.

Ladies and Gentlemen:

ING Groep N.V., a public limited liability company incorporated under the laws of The Netherlands (the “Company”), confirms its agreement (this “Agreement”) with BofA Securities, Inc. (“BofA Securities”), Goldman Sachs & Co. LLC (“Goldman Sachs & Co.”), ING Financial Markets LLC (“ING Financial”), Mizuho Securities USA LLC (“Mizuho Securities”), RBC Capital Markets, LLC (“RBC Capital Markets”) and each of the other Underwriters named in Schedule 1 hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 10 hereof), for whom BofA Securities, Goldman Sachs & Co., ING Financial, Mizuho Securities and RBC Capital Markets are acting as representatives (in such capacity, hereinafter referred to as the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amount set forth in Schedule 1 hereto opposite the name of such Underwriter of the Company’s US$1,100,000,000 1.726% Callable Fixed-to-Floating Rate Senior Notes due 2027 (the “2027 Notes”), US$750,000,000 2.727% Callable Fixed-to-Floating Rate Senior Notes due 2032 (the “2032 Notes” and, together with the 2027 Notes, the “Fixed-to-Floating Rate Notes”) and the US$400,000,000 Floating Rate Senior Notes due 2027 (the “Floating Rate Notes” and, together with the Fixed-to-Floating Rate Notes, the “Securities”).

The Securities will be issued pursuant to the Senior Debt Securities Indenture dated as of March 29, 2017 (the “Original Indenture”) between the Company and The Bank of New York Mellon, London Branch, as indenture trustee (the “Indenture Trustee”), as supplemented by the Fourth Supplemental Indenture dated as of the date on which the Closing Time referred to in Section 2(c) hereof occurs (such date, the “Closing Date”) (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-248407) covering the registration of various types of securities under the 1933 Act, including the Securities. As used in this Agreement, the following terms have the following meanings:

“1933 Act” means the U.S. Securities Act of 1933, as amended.

“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended.

“1939 Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Basic Prospectus” means the basic prospectus filed as part of the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date hereof.

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the 1933 Act.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standard Board and as adopted by the European Commission.

“Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 under the 1933 Act.

“PCAOB” means the United States Public Company Accounting Oversight Board.

“Preliminary Prospectus” means any preliminary prospectus specifically relating to the Securities in the form filed with the Commission pursuant to Rule 424(b) under the 1933 Act.

“Prospectus” means the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form filed pursuant to Rule 424(b) under the 1933 Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act); and any reference herein to the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the 1933 Act, as of the date of such Basic Prospectus, Preliminary Prospectus, Time of Sale Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be, under the 1934 Act, and incorporated by reference in such Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), including any documents incorporated by reference therein as of the date of such filing.

“Registration Statement” means collectively the various parts of the registration statement filed with the Commission on Form F-3 (File No. 333-248407) in respect of the Securities at the time such parts were declared effective by the Commission in such form, including all exhibits thereto and all documents incorporated by reference in the prospectus contained in the registration statement, but excluding any Statement of Eligibility on Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of the Registration Statement; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual or other report of the Company filed pursuant to Sections 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

“Time of Sale” means 6:20 p.m. (New York time) on March 24, 2021, which occurred prior to the first sale of any Securities by any Underwriter.

“Time of Sale Prospectus” means the Preliminary Prospectus dated and filed with the Commission on March 24, 2021, together with the final term sheet set out in Schedule 3 hereof (the “Final Term Sheet”).

1.	REPRESENTATIONS AND WARRANTIES BY THE COMPANY

The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof (in each case, a “Representation Date”), and agrees with each Underwriter, as follows:

(a)

Compliance with Registration Requirements. A Registration Statement in respect of the Securities was filed with the Commission on August 25, 2020 and was declared effective by the Commission on September 4, 2020. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any part thereof has been issued under the 1933 Act and no proceedings for that purpose against the Company have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

At the respective times the Registration Statement and any post-effective amendment thereto became effective and on each date on which the Prospectus as amended or supplemented is deemed to be a new effective date of the Registration Statement and at each Representation Date, the Registration Statement, and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), as applicable, and did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued nor the Prospectus as amended or supplemented, as of its date and at each Representation Date, nor the Time of Sale Prospectus as of the Time of Sale and at each Representation Date, included or will include an untrue statement of a material fact or omitted, or will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, which information is listed in its entirety in Schedule 4 hereto (the “Underwriter Information”).

Each Preliminary Prospectus and the Basic Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

(b)

Status under the 1933 Act. The Company is an “ineligible issuer”, as defined under Rule 405 under the 1933 Act, at the times specified in the 1933 Act and the 1933 Act Regulations in connection with the offering of the Securities. The Company has paid the registration fee for this offering pursuant to Rule 456 under the 1933 Act and in compliance with Rule 457 under the 1933 Act.

(c)

Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus other than the documents listed on Schedule 2 hereto. Any such Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, complies or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and has been, or will be, filed with the Commission in accordance with the 1933 Act (to the extent required pursuant to Rule 433(d) thereunder).

(d)

Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Time of Sale Prospectus and the Prospectus, at the time the Registration Statement became effective, as of the date of the applicable Time of Sale Prospectus and at the time the Prospectus was issued, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with the Underwriter Information.

(e)

Independent Accountants. The independent auditors who certified the financial statements included in the Registration Statement are independent public accountants as required by the PCAOB, the 1933 Act and the 1933 Act Regulations with respect to the Company and its subsidiaries.

(f)

Audited Consolidated Financial Statements. The most recently publicly available audited annual consolidated financial statements of the Company were prepared in accordance with IFRS in each case consistently applied and they present fairly the consolidated financial condition of the Company as at the date to which they were prepared (the “relevant date”) and the consolidated results of the operations of the Company for the financial period ended on the relevant date, and there has been no material adverse change in the consolidated financial condition or results of operations of the Company since the relevant date except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(g)

Good Standing of the Company. The Company and each of its subsidiaries classified as a “significant subsidiary” as defined under Rule 405 of the 1933 Act Regulations (each a “Significant Subsidiary”) has been duly incorporated under the laws of The Netherlands or its respective jurisdiction of incorporation, as the case may be, except to the extent that the failure to be duly incorporated would not have a material adverse effect on the financial condition and consolidated results of operations of the Company and its subsidiaries, taken as a whole (the “Group”) (a “Material Adverse Effect”). The Company and each of its Significant Subsidiaries is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, is duly qualified to do business and in good standing in each other jurisdiction in which qualification is necessary for the ownership of its respective properties or for the conduct of its respective businesses, except to the extent that the failure to be validly existing, qualified or in good standing would not have a Material Adverse Effect.

(h)

Corporate Power and Authority. The Company has the power and authority necessary to own or hold its properties, to enter into this Agreement and the Indenture, to perform its obligations under the Securities, this Agreement and the Indenture and to conduct the businesses in which it is engaged, as described in the Time of Sale Prospectus, except to the extent that the failure to do so would not have a Material Adverse Effect.

(i)	Authorization of Agreement. This Agreement has been duly authorized, executed and delivered (if applicable under applicable law) by the Company.

(j)

Absence of Defaults and Conflicts; Absence of Further Requirements. None of the Company or any of its Significant Subsidiaries is in violation of the constituent documents, charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any such Significant Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any such Significant Subsidiary is subject, except a default in performance or observance of an obligation, agreement, covenant or condition that does not have and is not likely to have a Material Adverse Effect. The execution, delivery (if applicable under applicable law) and performance of the Securities, this Agreement and the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any such Significant Subsidiary is a party or by which any of them is bound or to which any of their property or assets is subject, except for any such conflict, breach, violation or default which is waived or will not have (A) a material adverse effect on the transactions contemplated by the Securities, this Agreement and the Indenture or (B) a Material Adverse Effect; nor will such actions result in any violation of the provisions of the Articles of Association of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets, except for a violation that will not have a Material Adverse Effect; and, except such as have been obtained or are required under the 1933 Act or the 1933 Act Regulations and the 1934 Act or the 1934 Act Regulations or state securities laws or Dutch laws or regulations, including those of the Dutch Central Bank, under the terms of the Securities in certain circumstances, and the qualification of the Indenture under the 1939 Act, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body or any stock exchange authorities in The Netherlands or the United States is required to be made or obtained by the Company in connection with the offering, issuance, and sale of the Securities or the consummation of the transactions contemplated by this Agreement or the execution, delivery and performance by the Company of the Securities and the Indenture.

(k)

No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, except as otherwise stated therein, (i) there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries that is material to the consolidated financial position of the Company and (ii) there has been no change, or, to the best of the knowledge of the Company, there has been no development involving a prospective change, which is materially adverse to the general business affairs, management, financial condition, shareholders’ equity or results of operations of the Group other than as set forth or contemplated in the Registration Statement or the Time of Sale Prospectus, that has had, or is likely to have, a Material Adverse Effect.

(l)

Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom as described in the forepart of this Agreement and in the Time of Sale Prospectus will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(m)

Absence of Proceedings. Except as disclosed in the Time of Sale Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of any of them is the subject which, if determined adversely to any of them, are likely, individually or in the aggregate, to have a Material Adverse Effect or could adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder, and, to the best of the knowledge of the Company, no such proceedings are threatened or contemplated.

(n)

Authorization of Indenture. The Original Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Original Indenture by the Indenture Trustee, the Original Indenture is a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except to the extent that enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Bankruptcy Exceptions”); and the Original Indenture is duly qualified under the 1939 Act. The Supplemental Indenture has been duly authorized by the Company and, at the Closing Time, will have been executed and delivered by the Company and, assuming due authorization, execution and delivery of the Supplemental Indenture by the Indenture Trustee, the Supplemental Indenture will at the Closing Time be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

(o)

Authorization of Securities. At the Closing Time the Securities will have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment of the consideration set forth in this Agreement, will be entitled to the benefits of the Indenture, and will constitute valid and binding obligations of the Company enforceable against it in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

(p)

Share Capital. The Company had, at the date indicated, the duly allotted and issued share capital as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; all of the issued share capital of the Company has been duly and validly allotted and issued and is fully paid and non-assessable.

(q)

No Consents, Authorizations, etc. No action is required to be taken and no step is required to be taken or done (including without limitation the obtaining of any consent, approval, authorization, license, order, registration or qualification of or with any court or governmental agency or body or the making of any filing or registration) by the Company to effect the transactions contemplated by this Agreement except for those which have been, or will be on or prior to the Closing Date, obtained and are or will on or prior to the Closing Date, be in full force and effect.

(r)

Fair Summary. The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Description of Debt Securities” in the Basic Prospectus included therein and under the caption “Description of Notes” in the most recent prospectus supplement included therein, insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, and under the captions “Taxation—Material Tax Consequences of Owning Our Debt Securities—Netherlands Taxation” and “Taxation—Material Tax Consequences of Owning Our Debt Securities—U.S. Taxation” in the Basic Prospectus included therein, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(s)

Officer’s Certificate. Any certificate signed by an officer of the Company or any of its subsidiaries and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

(t)

Commission Comments. There are no outstanding, unresolved comments made by the staff of the Commission in connection with a review of the Company’s annual report filings under the 1934 Act, except those which (i) were issued less than 180 days before the end of the fiscal year covered by such annual report or (ii) are not material to the Company.

(u)

Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(v)

Sanctions. Except as will be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or in connection with any matter disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Significant Subsidiaries, nor to the knowledge of the Company, any director, executive officer, agent, employee of the Company or any Significant Subsidiary is currently the target of any economic sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council or the European Union and Her Majesty’s Treasury (collectively, the “Sanctions”). The Company will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person, or in any country, that, at the time of such financing, is the target of any Sanctions (including persons on the Specially Designated Nationals and Blocked Persons list maintained by OFAC) or in any other manner that would, to the Company’s knowledge, result in the violation of Sanctions by any person participating in the offering whether as underwriter, investor, adviser or otherwise. The undertaking made in the second sentence of this Section 1(v) shall not apply if and to the extent that the expression of, or compliance with, or receipt or acceptance of, such undertaking would breach any provision of Council Regulation EC No. 2271/96, as amended from time to time, or breach any applicable implementing legislation.

(w)

Anti-Money Laundering. As at the date hereof, the Company and its subsidiaries have established procedures reasonably designed to ensure compliance in all material respects with the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and, except as otherwise disclosed in the Registration Statement, Time of Sale Prospectus or the Prospectus, no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitration involving the Company or any of its subsidiaries with respect to Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except in each case where such action, suit or proceeding would not have a Material Adverse Effect.

(x)

Anti-Bribery and Corruption. Except as disclosed in the Prospectus, neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Significant Subsidiaries (in each case other than any Underwriter) has (i) used any corporate fund for any contribution, gifts, entertainment or other expense relating to political activity that is unlawful under the law applicable to such person, except in circumstances where such violation would not constitute a Material Adverse Effect, (ii) made any direct or indirect payment to any foreign or domestic government official or employee from corporate funds that is unlawful under the law applicable to such person, except in circumstances where such violation would not constitute a Material Adverse Effect or (iii) to the extent applicable to it, violated or is in violation, of any applicable anti-bribery or anti-corruption law including but not limited to the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act, except in each case to the extent such violation would not constitute a Material Adverse Effect.

2.	SALE AND DELIVERY TO UNDERWRITERS; CLOSING

(a)

Securities. The several commitments of the Underwriters to purchase the Securities shall be deemed to have been made on the basis of the representations and warranties contained herein and shall be subject to the terms and conditions set forth herein.

(b)

Securities. The Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the respective purchase price set forth below, the aggregate principal amounts of the 2027 Notes, the 2032 Notes and the Floating Rate Notes set forth in Schedule 1 hereto opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

The purchase price per 2027 Note to be paid by an Underwriter of the 2027 Notes shall be an amount equal to 99.780% of the aggregate principal amount of such Notes set forth in Schedule 1 hereto opposite the name of such Underwriter plus accrued interest, if any, from April 1, 2021. The purchase price per 2032 Note to be paid by an Underwriter of the 2032 Notes shall be an amount equal to 99.680% of the aggregate principal amount of such Notes set forth in Schedule 1 hereto opposite the name of such Underwriter, plus accrued interest, if any, from April 1, 2021. The purchase price per Floating Rate Note to be paid by an Underwriter of the Floating Rate Notes shall be an amount equal to 99.780% of the aggregate principal amount of such Notes set forth in Schedule 1 hereto opposite the name of such Underwriter, plus accrued interest, if any, from April 1, 2021.

(c)

Payment. Payment of the purchase price for, and delivery of, certificates for the Securities shall be made at the London offices of Davis Polk & Wardwell or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (New York City time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date, as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to such persons designated by the Representatives for the respective accounts of the Underwriters of one or more certificates in global form for the Securities to be purchased by them.

(d)	Foreign Selling Restrictions.

(i)

Each Underwriter severally represents and agrees that (A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; (B) it has complied and will comply with all applicable provisions of the FSMA (and all rules and regulations made pursuant to the FSMA) with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (C) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision:

(a)

the expression “retail investor” means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA or any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation(EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(ii)

Each underwriter severally represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this provision,

(a)

the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(iii)

General. Each Underwriter represents and agrees that with respect to any other jurisdiction outside of the United States it has not offered or sold and will not offer or sell any of the Securities in any jurisdiction, except under circumstances that resulted, or will result, in compliance with the applicable rules and regulations of such jurisdiction and which will not require the publication by the Company of a prospectus or any registration or filing by the Company with any governmental agency or body or any stock exchange authority.

(e)	Free Writing Prospectus.

(i)

Each Underwriter represents and agrees that it shall not use, refer to or distribute any Free Writing Prospectus except the Issuer Free Writing Prospectus that contains the final terms of the Securities substantially in the form set forth in Schedule 3 hereto.

(ii)

The Company hereby agrees that the Underwriters may distribute to investors a Free Writing Prospectus that contains the final terms of the Securities substantially in the form set forth in Schedule 3 hereto and that such Free Writing Prospectus substantially in the form set forth in Schedule 3 hereto will be filed by the Company in accordance with Rule 433(d) under the 1933 Act and shall be considered an Issuer Free Writing Prospectus for purposes of this Agreement.

3.	COVENANTS OF THE COMPANY

The Company covenants with each Underwriter as follows:

(a)	Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will:

(i)

prepare any Free Writing Prospectus to be included in the Time of Sale Prospectus and the Prospectus as amended or supplemented in relation to the Securities in a form which shall be provided to the Representatives for their review and comment, with respect to the Free Writing Prospectus, prior to the Time of Sale, and with respect to the Prospectus as amended or supplemented, prior to any filing with the Commission under Rule 424(b) under the 1933 Act, and file, if required to do so under the 1933 Act and the 1933 Act Regulations, such Prospectus pursuant to Rule 424(b) under the 1933 Act no later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) under the 1933 Act;

(ii)

during the period when the Underwriters are required to make available to investors a Prospectus with respect to the Securities, notify the Representatives immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall have been filed, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any of such purposes. The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment; and

(iii)

if required by Rule 430B(h) under the 1933 Act, to prepare a form of prospectus in a form which shall be provided to the Representatives for their review and comment prior to any filing and to file such form of prospectus pursuant to Rule 424(b) under the 1933 Act.

(b)

Filing of Amendments. During the period when the Underwriters are required to make available to investors a Prospectus with respect to the Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment), or any amendment, supplement or revision to the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise. It will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)

Free Writing Prospectus. Before preparing, using, authorizing, approving, referring to or filing any Free Writing Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Free Writing Prospectus. The Company will not use, authorize, approve, refer to or file any Free Writing Prospectus to which the Underwriters reasonably object. The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the 1933 Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(d)

Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives upon request, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

(e)

Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Prospectus, each Free Writing Prospectus and any other information included in the Time of Sale Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus as amended or supplemented is required to be delivered under the 1933 Act or the 1934 Act (or required to be delivered but for Rule 172 under the 1933 Act), such number of copies of the Prospectus as amended or supplemented and each Free Writing Prospectus as such Underwriter may reasonably request.

(f)

Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Free Writing Prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense (unless the amendment or supplement is necessary because of a statement made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein, in which case this shall be at the expense of the Underwriters), to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements therein as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Free Writing Prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus as amended or supplemented, will comply with applicable law.

(g)

Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations, as applicable, with respect to the offer of the Securities so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time following the first date of the public offering of the Securities the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time such Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(h)

Blue Sky Qualifications. The Company will use all reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other domestic or foreign jurisdictions as the Representatives may reasonably request and to maintain such qualifications in effect for a period of one year from the later of the effective date of the Registration Statement and the Time of Sale or, if less, such other period as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and the Time of Sale.

(i)

Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(j)	Use of Proceeds. The Company will use or cause to be used the net proceeds received from the sale of the Securities in the manner specified in the Time of Sale Prospectus under “Use of Proceeds.”

(k)

Ratings. The Company shall take all reasonable action necessary to enable Fitch Ratings Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Global Ratings (“Standard & Poor’s”) to provide their respective ratings of the Securities.

(l)

Clearance and Settlement. The Company will cooperate with the Underwriters and take all reasonable action necessary if requested by the Representatives to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme, Luxembourg (“Clearstream”).

(m)

Restriction on Sale of Securities. Except as contemplated by this Agreement, during a period of 30 days from the date of the Prospectus as amended or supplemented, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Securities or any security substantially similar to the Securities.

(n)

Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(o)

Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

(p)	Listing on the New York Stock Exchange. The Company shall use all commercially reasonable efforts to list and admit to trading the Securities on the New York Stock Exchange.

4.	PAYMENT OF EXPENSES

(a)

Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, copying and delivery to the Underwriters of this Agreement and the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities (other than fees of counsel for the Underwriters related thereto), (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants, experts and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky survey and any supplement thereto, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any review by the Financial Industry Regulatory Authority, Inc. (FINRA) of the terms of the Securities, (vii) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, the Time of Sale Prospectus, if different, and the Prospectus and any amendment or supplement thereto, (viii) the preparation, printing and filing under the 1933 Act of any Free Writing Prospectus and the distribution thereof, (ix) the fees and expenses of the Indenture Trustee, including the reasonable fees and disbursements of counsel for the Indenture Trustee, (x) any fees payable in connection with the rating of the Securities, (xi) the fees and expenses incurred in connection with any listing of the Securities on any stock exchange, (xii) road show expenses, including costs of group presentations, including room rentals, audio/visual rentals, catering, group transportation, electronic road show costs and travel and lodging of its employees; provided that the Underwriters shall be responsible for the direct lodging and transportation of their employees and (xiii) the fees and expenses incurred in connection with the approval by DTC, Euroclear and Clearstream of the Securities for clearance through their respective systems. In connection with the offering of the Securities, the Underwriters will pay for the fees and disbursements of counsel for the Underwriters and will reimburse the Company for the accountant’s fees and disbursements referred to under (iv) above.

(b)

Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(l) and Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of Davis Polk & Wardwell London LLP, U.S. counsel for the Underwriters.

5.	CONDITIONS OF UNDERWRITERS’ OBLIGATIONS

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any affiliate or subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company in all material respects of its covenants and other obligations hereunder, and to the following further conditions:

(a)

Effectiveness of Registration Statement and Filings. At the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus as amended or supplemented and each Free Writing Prospectus, to the extent required to be filed pursuant to Rule 433(d) under the 1933 Act, with respect to the Securities shall have been filed with the Commission in accordance with Rule 424(b) or Rule 433(d), as applicable, under the 1933 Act within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof.

(b)

Opinion of Dutch Counsel for the Company. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of Linklaters LLP, Dutch counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit 1 hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials and the opinion may contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

(c)

Opinion of Office of General Counsel of the Company. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of the office of the General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit 2 hereto.

(d)

Opinion of U.S. Counsel for the Company. At the Closing Time, the Representatives shall have received a written opinion or opinions, dated as of the Closing Time, of Sullivan & Cromwell LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit 3 and Exhibit 4 hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials. Such opinion also may contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

(e)

Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Davis Polk & Wardwell London LLP, U.S. counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to the Underwriters.

(f)

Opinion of Dutch Tax Counsel for the Company. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of PricewaterhouseCoopers Belastingadvisseurs N.V., special Dutch tax counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit 5 hereto and to such further effect as counsel for the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials. Such opinion may also contain other customary appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

(g)

Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, general business affairs or business prospects of the Group, and the Representatives shall have received certificates of an executive of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to such officer’s knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(h)

Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from KPMG Accountants N.V. a letter, dated as of the date hereof, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copy of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including reports incorporated by reference therein, in each case as specified by counsel for the Underwriters.

(i)

Bring-down Comfort Letters. At the Closing Time the Representatives shall have received from KPMG Accountants N.V. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

(j)

Maintenance of Rating. At the Closing Time, the Securities shall be rated at least “Baa1” by Moody’s, “A+” by Fitch and “A-” by Standard & Poor’s, and the Company shall have delivered to the Representatives a letter dated on, or prior to, the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any securities of the Company by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, that does not indicate an improvement, its rating of any securities of the Company.

(k)

Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfilment of any of the conditions, herein contained. All proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l)

Termination of Agreement. If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6 and 8 hereof shall survive any such termination and remain in full force and effect.

6.	INDEMNIFICATION

(a)

Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each an “Indemnified Person”), as follows:

(i)

against any and all loss, liability, claim, damage and expense whatsoever (such expenses covered by clause (iv) below to be paid as incurred) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Basic Prospectus included therein, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)

against any and all loss, liability, claim, damage and expense whatsoever (such expenses covered by clause (iv) below to be paid as incurred) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Time of Sale Prospectus and the Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)

against any and all loss, liability, claim, damage and expense whatsoever (such expenses covered by clause (iv) below to be paid as incurred) to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iv)

against any and all expense whatsoever, as incurred (including, subject to Section 6(b) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense has not been previously paid under (i), (ii) or (iii) above;

provided, however, that the indemnity set forth in this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement in or omission from or alleged untrue statement in or omission from the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Free Writing Prospectus, the Time of Sale Prospectus or the Prospectus as amended or supplemented, made in reliance upon, and in conformity with, the Underwriter Information or any other written information furnished to the Company by such Underwriter through the Representatives expressly for use in any such Free Writing Prospectus, as set forth in Schedule 4.

(b)

Indemnification of the Company, Directors and Officers. Each Underwriter, severally in proportion to its respective purchase obligation and not jointly, agrees to indemnify and hold harmless the Company, its respective directors or Supervisory or Executive Board members, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) under the 1933 Act or any Time of Sale Prospectus in reliance upon and in conformity with the Underwriter Information or any other written information furnished to the Company by such Underwriter through the Representatives expressly for use in any such Free Writing Prospectus, as set forth in Schedule 4.

(c)

Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying party receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action.

An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any one firm of local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)

Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7.	CONTRIBUTION

In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 6 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the Underwriters) received by the Company and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus as amended or supplemented, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director or Supervisory or Executive Board member of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule 1 hereto and not joint.

8.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

9.	TERMINATION OF AGREEMENT

(a)

Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations or general business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the international financial markets or the financial markets in the United States or The Netherlands, or any outbreak of hostilities or escalation thereof affecting the United States or The Netherlands or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is, in the judgment of the Representatives (after a discussion with the Company to the extent practicable), so material and adverse as to make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus exclusive of any amendment or supplement thereto, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the New York Stock Exchange or Euronext Amsterdam, or if trading generally on the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, Euronext Amsterdam or the London Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any such exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) if a banking moratorium has been declared by either Federal, New York, or Netherlands authorities or (v) if there has occurred a change or an official announcement by a competent authority of a forthcoming change in Dutch taxation materially adversely affecting the Company or the imposition of exchange controls by the United States or The Netherlands.

(b)

Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

10.	DEFAULT BY ONE OR MORE OF THE UNDERWRITERS

If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)

if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)

if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11.	ARM’S LENGTH RELATIONSHIP; NO FIDUCIARY DUTY

The Company acknowledges that in connection with the offering, purchase and sale of the Securities: (i) the Underwriters have acted at arm’s length, are not agents or advisors of, and owe no fiduciary duties to, the Company, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the offering, purchase and sale of the Securities.

12.	NOTICES

All notices, requests, statements and other communications hereunder shall be in writing and shall be delivered or sent by mail, messenger or any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, New York 10036, United States of America, Attention: High Grade Transaction Management/Legal, Facsimile: +1 (212) 901 7881, Email: dg.hg_ua_notices@bofa.com; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, United States of America, Attention: Registration Department; ING Financial Markets LLC, 1133 Avenue of the Americas, New York, New York 10036, United States of America; Mizuho Securities USA LLC, 320 Park Avenue, 12th Floor, New York, New York 10022, United States of America, Attention: Debt Capital Markets, Facsimile: +1 212 205 7812; and RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, United States of America; and notices to the Company shall be directed to ING Groep N.V. at Bijlmerplein 888 1102 MG Amsterdam, The Netherlands, Attention: General Counsel, Facsimile No. +31 20 6522199. Any such notice, request, statement or communication shall be effective upon receipt thereof.

13.	PARTIES

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors and Supervisory Board members and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and Supervisory or Executive Board members or the equivalent and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14.	GOVERNING LAW, SUBMISSION TO JURISDICTION

(a)

Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

(b)

Submission to Jurisdiction. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any Federal court located in the State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York court or in any competent court in The Netherlands. The Company has appointed ING Financial Holdings Corporation, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid, unless and until a successor has been appointed as the Authorized Agent in the State of New York. The Company will notify the Representatives of the appointment of a successor Authorized Agent prior to such appointment taking effect. Service of process upon such Authorized Agent (or any successor) and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

15.	JUDGMENT CURRENCY

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars. In the event that any such Underwriter, as a result of any variation as noted in (i) or (ii) above, recovers an amount of United States dollars on conversion of a sum paid in a judgment currency which amount is in excess of the judgment or order given or made in United States dollars, such Underwriter shall remit such excess to the Company.

16.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES

(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a Covered Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.	EFFECT OF HEADINGS

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

ING GROEP N.V.

By:	/s/ K.I.D. Tuinstra
Name: K.I.D. Tuinstra
Title: Authorized Signatory

By:	/s/ P.G. van der Linde
Name: P.G. van der Linde
Title: Senior Legal Counsel

Confirmed and Accepted

as of the date first above written:

BofA Securities, Inc.

Goldman Sachs & Co. LLC

ING Financial Markets LLC

Mizuho Securities USA LLC

RBC Capital Markets, LLC

Acting severally on behalf of themselves and as Representatives of the other Underwriters named in Schedule 1 hereto.

By:	BOFA SECURITIES, INC.

By:	/s/ Sandeep Chawla
Name: Sandeep Chawla
Title: Managing Director

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
Name: Sam Chaffin
Title: Vice President

By:	ING FINANCIAL MARKETS LLC

By:	/s/ Ricardo Zemella
Name: Ricardo Zemella
Title: Managing Director

By:	/s/ Andres Copete
Name: Andres Copete
Title: Director

[Signature Page to the Underwriting Agreement]

By:	MIZUHO SECURITIES USA LLC

By:	/s/ Robert Fahrbach
Name: Robert Fahrbach
Title: Managing Director

By:	RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

[Signature Page to the Underwriting Agreement]

Schedule 1

Underwriters

Underwriter	Principal Amount of 2027 Notes	Principal Amount of 2032 Notes	Principal Amount of Floating Rate Notes
BofA Securities, Inc.	$203,500,000	$138,750,000	$74,000,000
Goldman Sachs & Co. LLC	$203,500,000	$138,750,000	$74,000,000
ING Financial Markets LLC	$203,500,000	$138,750,000	$74,000,000
Mizuho Securities USA LLC	$203,500,000	$138,750,000	$74,000,000
RBC Capital Markets, LLC	$203,500,000	$138,750,000	$74,000,000
Emirates NBD Bank PJSC	$27,500,000	$18,750,000	$10,000,000
Lloyds Bank Corporate Markets Wertpapierhandelsbank GmbH	$27,500,000	$18,750,000	$10,000,000
Scotia Capital (USA) Inc.	$27,500,000	$18,750,000	$10,000,000
Total	$1,100,000,000	$750,000,000	$400,000,000

Schedule 2

Issuer Free Writing Prospectus

Final Term Sheet dated March 24, 2021 containing the final terms of the Securities substantially as set forth in Schedule 3 hereto

Schedule 3

Final Term Sheets ING GROEP N.V.

Filed pursuant to Rule 433(d)

Registration Statement File No. 333-248407

Dated March 24, 2021

Filed pursuant to Rule 433(d)

Dated March 24, 2021

Registration Statement No. 333-248407

Free Writing Prospectus

(To Preliminary Prospectus Supplement dated March 24, 2021 and Prospectus dated September 4, 2020)

ING Groep N.V.

$1,100,000,000 1.726% Callable Fixed-to-Floating Rate Senior Notes due 2027

Pricing Term Sheet

Issuer:	ING Groep N.V. (“ING”)

Status:	Senior, Unsecured

Format:	SEC Registered Global Notes – Callable Fixed-to-Floating Rate

Principal Amount:	$1,100,000,000

Trade Date:	March 24, 2021

Expected Settlement Date:	April 1, 2021 (T+6)

Interest Commencement Date:	Expected Settlement Date

Maturity Date:	April 1, 2027 (6 years)

Call Date:	April 1, 2026 (5 years)

Coupon:	1.726%

Interest Payment Dates:

Fixed Rate Period: interest will be payable semi-annually in arrear on April 1 and October 1 of each year, commencing on October 1, 2021 and ending on the Call Date (each, a “Fixed Rate Interest Payment Date”).

Floating Rate Period: interest will be payable quarterly in arrear on January 1, April 1, July 1 and October 1, commencing on July 1, 2026 and ending on the Maturity Date (each, a “Floating Rate Interest Payment Date”).

Benchmark Treasury:	0.500% UST due February 28, 2026

Benchmark Treasury Price / Yield:	98-163⁄4 / 0.806%

Spread to Benchmark Treasury:	UST + 92 bps

Re-Offer Yield:	1.726%

Issue Price:	100.000%

Underwriting Commission:	0.220%

Net Proceeds:	$1,097,580,000

Fixed Rate Period and Fixed Interest Rate:	From and including the Interest Commencement Date to but excluding the Call Date (the “Fixed Rate Period”), the Notes shall accrue interest at a rate of 1.726% per annum

Floating Rate Period and Floating Interest Rate:	From and including the Call Date to but excluding the Maturity Date (the “Floating Rate Period”), the Notes will bear interest at a rate equal to the SOFR Index Average (calculated as described in the section titled “Description of Notes—Calculation of Interest During the Floating Rate Period”, beginning on page S-26 of the Preliminary Prospectus Supplement) plus 100.5 basis points (the “Margin”)

Relevant Screen Page:	SOFRINDX Index

Floating Rate Interest Period:	During the Floating Rate Period, the period beginning on (and including) a Floating Rate Interest Payment Date and ending on (but excluding) the following Floating Rate Interest Payment Date; provided, however, that the initial Floating Rate Interest Period will be the period from (and including) the Call Date, to (but excluding) the initial Floating Rate Interest Payment Date

Floating Rate Interest Determination Dates:	Each date that is five U.S. Government Securities Business Days prior to each Floating Rate Interest Payment Date

SOFR IndexStart:	The SOFR Index value on the date that is five U.S. Government Securities Business Days prior to the first day of the relevant Floating Rate Interest Period

SOFR IndexEnd:

The SOFR Index value on the date that is five U.S. Government Securities Business Days prior to the Floating Rate Interest Payment Date relating to such

Floating Rate Interest Period (or in the final Floating Rate Interest Period, the Maturity Date)

Redemption at the Option of the Issuer:

On or after the Call Date, ING may redeem the notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Call Date, as described in the section titled “Description of Notes—Redemption”, beginning on page S-35 of the Preliminary Prospectus Supplement.

Any such optional redemption prior to maturity is subject to the consent of the relevant regulator, as described in the section titled “Description of Notes—Redemption—Conditions to Redemption and Purchase”, beginning on page S-36 of the Preliminary Prospectus Supplement.

Agreement with Respect to the Exercise of the Dutch Bail-in Power:

Notwithstanding any other agreements, arrangements, or understandings between ING and any holder of the notes, by acquiring the notes, each holder and beneficial owner of the notes or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of the Issuer or another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the notes (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the notes must otherwise be applied to absorb losses, or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.

For these purposes, “Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the group comprising ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Events of Default and Remedies:

An “Event of Default” with respect to the notes shall result only if:

•  ING is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which it may be organized); or

•  an order is made or an effective resolution is passed for ING’s winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) ING is permitted to enter into such merger, consolidation or combination or (b) the requisite majority of holders of the relevant series of notes has waived the requirement that ING comply with the relevant merger covenant.

Upon the occurrence of an event of default, and only in such instance, the entire principal amount of the notes will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining relevant approvals. The payment of principal of the notes will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of ING’s subsidiaries). There will be no right of acceleration of the payment of principal of the notes if ING fails to pay any principal, interest or any other amount (including upon redemption) on the notes or in the performance of any of its covenants or agreements contained in the notes.

Holders’ remedies for ING’s breach of any obligations under the notes, including ING’s obligation to make payments of principal and interest are extremely limited.

The exercise of any Dutch Bail-in Power by the relevant resolution authority will not be an event of default.

Early Redemption Events:	ING may redeem one or more series of the notes upon the occurrence of certain tax events or in the event of changes in treatment of the notes for purposes of certain loss absorption regulations.

Waiver of Right of Set-off:	Subject to applicable law, neither any holder or beneficial owner of notes nor the trustee acting on behalf of the holders and beneficial owners of notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by ING in respect of, or arising under, or in connection with, the notes and each holder and beneficial owner of notes, by virtue of its holding of any notes or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of notes, shall be deemed to have waived all such rights of set-off, netting, compensation or retention.

Risk Factors:	An investment in the notes involves risks. See the section titled “Risk Factors”, beginning on page S-15 of the Preliminary Prospectus Supplement.

Governing Law:	New York laws, except for the waiver of set-off provisions, which will be governed by Dutch law.

ISIN:	US456837AV55

CUSIP:	456837 AV5

Day Count Fraction:	30 / 360 during the Fixed Rate Period Actual / 360 during the Floating Rate Period

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States

U.S. Government Securities Business Days:	Any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Business Day Convention:	Following, Unadjusted during the Fixed Rate Period Modified Following, Adjusted during the Floating Rate Period

Expected Listing:	New York Stock Exchange

Prohibition of Sales to each Retail Investor:	No PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the United Kingdom.

Joint Book-Running Managers:	BofA Securities, Inc., Goldman Sachs & Co. LLC, ING Financial Markets LLC, Mizuho Securities USA LLC and RBC Capital Markets, LLC

Co-Lead Managers:	Emirates NBD Bank PJSC, Lloyds Bank Corporate Markets Wertpapierhandelsbank GmbH and Scotia Capital (USA) Inc.

ING Groep N.V. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents ING Groep N.V. has filed with the SEC for more complete information about ING Groep N.V. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, ING Groep N.V. and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1-800-294-1322, Goldman Sachs & Co. LLC at +1-866-471-2526, ING Financial Markets LLC at +1-877-446-4930, Mizuho Securities USA LLC at +1-866-271-7403 and RBC Capital Markets, LLC at +1-866-375-6829.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.

Filed pursuant to Rule 433(d)

Dated March 24, 2021

Registration Statement No. 333-248407

Free Writing Prospectus

(To Preliminary Prospectus Supplement dated March 24, 2021 and Prospectus dated September 4, 2020)

ING Groep N.V.

$750,000,000 2.727% Callable Fixed-to-Floating Rate Senior Notes due 2032

Pricing Term Sheet

Issuer:	ING Groep N.V. (“ING”)

Status:	Senior, Unsecured

Format:	SEC Registered Global Notes – Callable Fixed-to-Floating Rate

Principal Amount:	$750,000,000

Trade Date:	March 24, 2021

Expected Settlement Date:	April 1, 2021 (T+6)

Interest Commencement Date:	Expected Settlement Date

Maturity Date:	April 1, 2032 (11 years)

Call Date:	April 1, 2031 (10 years)

Coupon:	2.727%

Interest Payment Dates:

Fixed Rate Period: interest will be payable semi-annually in arrear on April 1 and October 1 of each year, commencing on October 1, 2021 and ending on the Call Date (each, a “Fixed Rate Interest Payment Date”).

Floating Rate Period: interest will be payable quarterly in arrear on January 1, April 1, July 1 and October 1, commencing on July 1, 2031 and ending on the Maturity Date (each, a “Floating Rate Interest Payment Date”).

Benchmark Treasury:	1.125% UST due February 15, 2031

Benchmark Treasury Price / Yield:	95-19+ / 1.607%

Spread to Benchmark Treasury:	UST + 112 bps

Re-Offer Yield:	2.727%

Issue Price:	100.000%

Underwriting Commission:	0.320%

Net Proceeds:	$747,600,000

Fixed Rate Period and Fixed Interest Rate:	From and including the Interest Commencement Date to but excluding the Call Date (the “Fixed Rate Period”), the Notes shall accrue interest at a rate of 2.727% per annum

Floating Rate Period and Floating Interest Rate:	From and including the Call Date to but excluding the Maturity Date (the “Floating Rate Period”), the Notes will bear interest at a rate equal to the SOFR Index Average (calculated as described in the section titled “Description of Notes—Calculation of Interest During the Floating Rate Period”, beginning on page S-26 of the Preliminary Prospectus Supplement) plus 131.6 basis points (the “Margin”)

Relevant Screen Page:	SOFRINDX Index

Floating Rate Interest Period:	During the Floating Rate Period, the period beginning on (and including) a Floating Rate Interest Payment Date and ending on (but excluding) the following Floating Rate Interest Payment Date; provided, however, that the initial Floating Rate Interest Period will be the period from (and including) the Call Date, to (but excluding) the initial Floating Rate Interest Payment Date

Floating Rate Interest Determination Dates:	Each date that is five U.S. Government Securities Business Days prior to each Floating Rate Interest Payment Date

SOFR IndexStart:	The SOFR Index value on the date that is five U.S. Government Securities Business Days prior to the first day of the relevant Floating Rate Interest Period

SOFR IndexEnd:	The SOFR Index value on the date that is five U.S. Government Securities Business Days prior to the Floating Rate Interest Payment Date relating to such Floating Rate Interest Period (or in the final Floating Rate Interest Period, the Maturity Date)

Redemption at the Option of the Issuer:

On or after the Call Date, ING may redeem the notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Call Date, as described in the section titled “Description of Notes—Redemption”, beginning on page S-35 of the Preliminary Prospectus Supplement.

Any such optional redemption prior to maturity is subject to the consent of the relevant regulator, as described in the section titled “Description of Notes—Redemption—Conditions to Redemption and Purchase”, beginning on page S-36 of the Preliminary Prospectus Supplement.

Agreement with Respect to the Exercise of the Dutch Bail-in Power:

Notwithstanding any other agreements, arrangements, or understandings between ING and any holder of the notes, by acquiring the notes, each holder and beneficial owner of the notes or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of the Issuer or another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the notes (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the notes must otherwise be applied to absorb losses, or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.

For these purposes, “Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the group comprising ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Events of Default and Remedies:

An “Event of Default” with respect to the notes shall result only if:

•  ING is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which it may be organized); or

•  an order is made or an effective resolution is passed for ING’s winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) ING is permitted to enter into such merger, consolidation or combination or (b) the requisite majority of holders of the relevant series of notes has waived the requirement that ING comply with the relevant merger covenant.

Upon the occurrence of an event of default, and only in such instance, the entire principal amount of the notes will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining relevant approvals. The payment of principal of the notes will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of ING’s subsidiaries). There will be no right of acceleration of the payment of principal of the notes if ING fails to pay any principal, interest or any other amount (including upon redemption) on the notes or in the performance of any of its covenants or agreements contained in the notes.

Holders’ remedies for ING’s breach of any obligations under the notes, including ING’s obligation to make payments of principal and interest are extremely limited.

The exercise of any Dutch Bail-in Power by the relevant resolution authority will not be an event of default.

Early Redemption Events:	ING may redeem one or more series of the notes upon the occurrence of certain tax events or in the event of changes in treatment of the notes for purposes of certain loss absorption regulations.

Waiver of Right of Set-off:	Subject to applicable law, neither any holder or beneficial owner of notes nor the trustee acting on behalf of the holders and beneficial owners of notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by ING in respect of, or arising under, or in connection with, the notes and each holder and beneficial owner of notes, by virtue of its holding of any notes or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of notes, shall be deemed to have waived all such rights of set-off, netting, compensation or retention.

Risk Factors:	An investment in the notes involves risks. See the section titled “Risk Factors”, beginning on page S-15 of the Preliminary Prospectus Supplement.

Governing Law:	New York laws, except for the waiver of set-off provisions, which will be governed by Dutch law.

ISIN:	US456837AW39

CUSIP:	456837 AW3

Day Count Fraction:	30 / 360 during the Fixed Rate Period Actual / 360 during the Floating Rate Period

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States

U.S. Government Securities Business Days:	Any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Business Day Convention:	Following, Unadjusted during the Fixed Rate Period Modified Following, Adjusted during the Floating Rate Period

Expected Listing:	New York Stock Exchange

Prohibition of Sales to each Retail Investor:	No PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the United Kingdom.

Joint Book-Running Managers:	BofA Securities, Inc., Goldman Sachs & Co. LLC, ING Financial Markets LLC, Mizuho Securities USA LLC and RBC Capital Markets, LLC

Co-Lead Managers:	Emirates NBD Bank PJSC, Lloyds Bank Corporate Markets Wertpapierhandelsbank GmbH and Scotia Capital (USA) Inc.

ING Groep N.V. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents ING Groep N.V. has filed with the SEC for more complete information about ING Groep N.V. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, ING Groep N.V. and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1-800-294-1322, Goldman Sachs & Co. LLC at +1-866-471-2526, ING Financial Markets LLC at +1-877-446-4930, Mizuho Securities USA LLC at +1-866-271-7403 and RBC Capital Markets, LLC at +1-866-375-6829.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.

Filed pursuant to Rule 433(d)

Dated March 24, 2021

Registration Statement No. 333-248407

Free Writing Prospectus

(To Preliminary Prospectus Supplement dated March 24, 2021 and Prospectus dated September 4, 2020)

ING Groep N.V.

$400,000,000 Callable Floating Rate Senior Notes due 2027

Pricing Term Sheet

Issuer:	ING Groep N.V. (“ING”)

Status:	Senior, Unsecured

Format:	SEC Registered Global Notes – Floating Rate

Principal Amount:	$400,000,000

Trade Date:	March 24, 2021

Expected Settlement Date:	April 1, 2021 (T+6)

Maturity Date:	April 1, 2027 (6 years)

Call Date:	April 1, 2026 (5 years)

Floating Interest Rate:	The Notes will bear interest at a rate equal to the SOFR Index Average (calculated as described in the section titled “Description of Notes—Calculation of Interest During the Floating Rate Period”, beginning on page S-26 of the Preliminary Prospectus Supplement) plus 101 basis points (the “Margin”)

Relevant Screen Page:	SOFRINDX Index

Interest Period:	The period beginning on (and including) an Interest Payment Date and ending on (but excluding) the following Interest Payment Date; provided, however, that the initial Interest Period will be the period from (and including) the Expected Settlement Date, to (but excluding) the initial Interest Payment Date

Interest Determination Dates:	Each date that is five U.S. Government Securities Business Days prior to each Interest Payment Date

SOFR IndexStart:	The SOFR Index value on the date that is five U.S. Government Securities Business Days prior to the first day of the relevant Interest Period and, for the initial Interest Period, the SOFR Index value on March 25, 2021

SOFR IndexEnd:	The SOFR Index value on the date that is five U.S. Government Securities Business Days prior to the Interest Payment Date relating to such Interest Period (or in the final Interest Period, the Maturity Date)

Redemption at the Option of the Issuer:

On or after the Call Date, ING may redeem the notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Call Date, as described in the section titled “Description of Notes—Redemption”, beginning on page S-35 of the Preliminary Prospectus Supplement.

Any such optional redemption prior to maturity is subject to the consent of the relevant regulator, as described in the section titled “Description of Notes—Redemption—Conditions to Redemption and Purchase”, beginning on page S-36 of the Preliminary Prospectus Supplement.

Interest Payment Dates:	Quarterly in arrear on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2021 and ending on the Call Date or the Maturity Date, as applicable.

Issue Price:	100.000%

Underwriting Commission:	0.220%

Net Proceeds:	$399,120,000

Agreement with Respect to the Exercise of the Dutch Bail-in Power:	Notwithstanding any other agreements, arrangements, or understandings between ING and any holder of the notes, by acquiring the notes, each holder and beneficial owner of the notes or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of the Issuer or another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the notes (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the notes must otherwise be applied to absorb losses, or any expropriation of the notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the notes for a temporary period.

For these purposes, “Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the group comprising ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Events of Default and Remedies:

An “Event of Default” with respect to the notes shall result only if:

•  ING is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which it may be organized); or

•  an order is made or an effective resolution is passed for ING’s winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) ING is permitted to enter into such merger, consolidation or combination or (b) the requisite majority of holders of the relevant series of notes has waived the requirement that ING comply with the relevant merger covenant.

Upon the occurrence of an event of default, and only in such instance, the entire principal amount of the notes will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining relevant approvals. The payment of principal of the notes will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of ING’s subsidiaries). There will be no right of acceleration of the payment of principal of the notes if ING fails to pay any principal, interest or any other amount (including upon redemption) on the notes or in the performance of any of its covenants or agreements contained in the notes.

Holders’ remedies for ING’s breach of any obligations under the notes, including ING’s obligation to make payments of principal and interest are extremely limited.

The exercise of any Dutch Bail-in Power by the relevant resolution authority will not be an event of default.

Early Redemption Events:	ING may redeem one or more series of the notes upon the occurrence of certain tax events or in the event of changes in treatment of the notes for purposes of certain loss absorption regulations.

Waiver of Right of Set-off:	Subject to applicable law, neither any holder or beneficial owner of notes nor the trustee acting on behalf of the holders and beneficial owners of notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by ING in respect of, or arising under, or in connection with, the notes and each holder and beneficial owner of notes, by virtue of its holding of any notes or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of notes, shall be deemed to have waived all such rights of set-off, netting, compensation or retention.

Risk Factors:	An investment in the notes involves risks. See the section titled “Risk Factors”, beginning on page S-15 of the Preliminary Prospectus Supplement.

Governing Law:	New York laws, except for the waiver of set-off provisions, which will be governed by Dutch law.

ISIN:	US456837AX12

CUSIP:	456837 AX1

Day Count Fraction:	Actual / 360

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States

U.S. Government Securities Business Days:	Any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Business Day Convention:	Modified Following, Adjusted

Expected Listing:	New York Stock Exchange

Prohibition of Sales to each Retail Investor:	No PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the United Kingdom.

Joint Book-Running Managers:	BofA Securities, Inc., Goldman Sachs & Co. LLC, ING Financial Markets LLC, Mizuho Securities USA LLC and RBC Capital Markets, LLC

Co-Lead Managers:	Emirates NBD Bank PJSC, Lloyds Bank Corporate Markets Wertpapierhandelsbank GmbH and Scotia Capital (USA) Inc.

ING Groep N.V. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents ING Groep N.V. has filed with the SEC for more complete information about ING Groep N.V. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, ING Groep N.V. and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1-800-294-1322, Goldman Sachs & Co. LLC at +1-866-471-2526, ING Financial Markets LLC at +1-877-446-4930, Mizuho Securities USA LLC at +1-866-271-7403 and RBC Capital Markets, LLC at +1-866-375-6829.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.

Schedule 4

Underwriter Information

•	the names of the Underwriters appearing on the front cover page, page S-44 and the back cover page of the Prospectus Supplement;

•	the seventh and eighth paragraphs appearing under the caption “Underwriting” on page S-44 of the Prospectus Supplement;

•	the second and third paragraphs under the caption “Underwriting—Conflict of Interest” on page S-45 of the Prospectus Supplement; and

•	the paragraphs appearing under the caption “Underwriting—Stabilization Transactions and Short Sales” on pages S-45 and S-46 of the Prospectus Supplement.

Exhibit 1

Form of Opinion of Dutch Counsel to the Company

Linklaters LLP World Trade Centre Amsterdam Zuidplein 180 1077 XV Amsterdam Telephone (31 20) 799 6200 Facsimile (31 20) 799 6300

To the underwriters named in the Underwriting Agreement (as defined in the Schedule)

(collectively, the “Underwriters”)

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States

And to: The Bank of New York Mellon London Branch One Canada Square London E14 5AL United Kingdom (the “Trustee”)

SUBJECT TO CHANGE                                                                                                                           [•], 2021

Dear Sirs

ING Groep N.V. (the “Company”) – U.S.$ 1,100,000,000 1.726% Callable Fixed-to-Floating Rate Senior Notes due 2027, U.S.$ 750,000,000 2.727% Callable Fixed-to-Floating Rate Senior Notes due 2032, and U.S.$ 400,000,000 Floating Rate Senior Notes due 2027 (collectively, the “Notes”)

1

We have acted as Dutch legal advisers to the Company in connection with the offering (the “Offering”) by the Company of the Notes. We have taken instructions solely from the Company. We have not advised the Underwriters or the Trustee on the content of, or their specific position or rights in relation to, the Notes or the Agreements or assisted them in any way in relation to the negotiation of the same or in relation to any transaction for which the Agreements may be relevant and, in that respect, we owe them no duty of care or other legal responsibility.

2

This opinion is limited to Dutch law as applied by the Dutch courts and published in print and in effect on the date of this opinion, excluding tax law, the laws of the European Union (insofar as not implemented or incorporated in Dutch law), market abuse and competition (including state aid) and procurement laws. This opinion is given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in Dutch law after the date of this opinion. It is given in accordance with customary Dutch legal practice and on the basis that it and all matters relating to it will be governed by and construed in accordance with Dutch law. In this opinion, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The Dutch concepts concerned may not be identical to the concepts described by the English terms as they may exist or be interpreted under the laws of jurisdictions other than the Netherlands.

3

For the purpose of this opinion we have examined the documents listed and, where appropriate, defined (together with certain other terms used herein) in the Schedule to this letter. Our examination has been limited to the text of the documents. In addition we have obtained the following confirmations given by telephone or otherwise on the date of this opinion:

3.1	Confirmation from the Chamber of Commerce that the Trade Register Extract is up to date in all respects material for this opinion.

3.2

Confirmation from the central insolvency register (centraal insolventieregister) that the Company is not registered as having been declared bankrupt (failliet verklaard) or granted suspension of payments (surseance verleend) or preparing a public pre-insolvency scheme (openbare akkoordprocedure).

4	We have assumed the following:

4.1	All copy documents conform to the originals and all originals are genuine and complete.

4.2

Each signature is the genuine signature of the individual concerned and, if an electronic signature (elektronische handtekening), it was placed by the person whose electronic signature it purports to be or upon such person’s instruction.

4.3

All documents were at their date, and have through the date hereof remained, accurate, complete and in full force and effect without modification, and have been or will have been executed in the same form as examined by us for the purposes of this opinion and, in the case of the Notes, authenticated, effectuated (where required), issued, accepted and paid for in compliance with the Agreements. All confirmations referred to in paragraph 3 are true.

4.4

The Company has not (i) had its assets placed under administration (onder bewind gesteld), (ii) been dissolved (ontbonden), merged (gefuseerd) or split up (gesplitst), or (iii) been subjected to any prevention, intervention and resolution measure or any recovery or resolution tool, power, action or other measure or proceeding however described under Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions (the Bank Recovery and Resolution Directive) or Regulation (EU) No. 806/2014 (the Single Resolution Mechanism Regulation) or been the subject of any event (gebeurtenis) (including preparation of a transfer plan), in each case under the Financial Supervision Act (Wet op het financieel toezicht) or applicable European regulation (collectively, “Measures”) or (iv) registered itself as preparing for a pre-insolvency scheme (akkoord) or been subjected to any one of the reorganisation measures or winding-up proceedings meant in Directive 2001/24/EC of 4 April 2001 on the Reorganisation and Winding Up of Credit Institutions or any one of the insolvency and winding-up proceedings listed in Annex A to Regulation (EU) 2015/848 on insolvency proceedings (recast) or to the appointment of a restructuring expert (herstructureringsdeskundige) (“Insolvency Proceedings”, including, inter alia, bankruptcy (faillissement)).

4.5	The entry into and performance of the Agreements and the transactions contemplated thereby, including the issue of Notes, are conducive to the corporate objects and in the interest of the Company.

4.6

Minutes or extracts therefrom referred to in the Schedule are a true record of proceedings in duly convened, constituted and quorate meetings described therein and the resolutions set out therein or in the approval and notification papers referred to in the Schedule have been validly passed, all resolutions comply with the requirements of reasonableness and fairness (redelijkheid en billijkheid) under Dutch law, and any conditions and limitations contained therein have been or will have been complied with, including that the issue and listing of the Notes falls within the resolution of the executive board of the Company referred to in the Schedule and limits therein and within the resolution of the supervisory board of the Company referred to the Schedule and limits therein.

4.7

No advice is required from any works council under the Works Councils Act (Wet op de ondernemingsraden) in connection with the Company’s entry into and performance of the Agreements and issue and performance of the Notes.

4.8

The Agreements have been, and any powers of attorney and the Notes have been or will have been, signed on behalf of the Company by such number of members of its management board as required under its articles of association in office at the time of signing or, in the case of the Agreements or a power of attorney, by a person or persons duly authorised to do so under a valid power of attorney, if in facsimile with the approval of the signatory.

4.9

No member of the Company’s management board or supervisory board has a conflict of interest (tegenstrijdig belang) with respect to the Agreements (or the transactions contemplated thereby) or the issue of the Notes.

4.10

All documents and their entry into and performance are within the capacity and powers (corporate and otherwise) of, and have been or will have been validly authorised, entered into and duly performed by, each party thereto other than the Company.

4.11

All documents (including the Notes), including any governing law and submission to jurisdiction provisions contained therein, are valid, binding and enforceable on each party (including the Company) under the law to which they are expressed to be subject where that is not Dutch law, and under any applicable law other than Dutch law. Words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by Dutch law.

4.12

Insofar as any obligation of the Company under the Agreements or the Notes falls to be performed in, or is otherwise affected by the laws of, any jurisdiction other than the Netherlands, its performance would not be illegal or ineffective under the laws of that jurisdiction.

4.13

There are no provisions of any law, other than Dutch law, which may apply to the Notes or the Agreements (or the transactions contemplated thereby) or to any power of attorney issued by the Company, which would affect this opinion.

4.14

The Notes have individual denominations of at least €100,000 (or its foreign currency equivalent) and any discount offered to any investors in the Netherlands is in line with market practice and prevailing market conditions.

4.15	The selling restrictions set out in the Prospectus Supplement and the Underwriting Agreement have been and will be complied with, and the Notes are and have only been offered and sold:

4.15.1	in the Netherlands to qualified investors (gekwalificeerde beleggers); and

4.15.2	outside the Netherlands in a manner which is in compliance with all applicable laws, rules and regulations.

4.16	The Notes will not be admitted to trading on a regulated market within the meaning of the Prospectus Regulation and implementing legislation.

4.17	The Company’s assets are not intended for public use (de openbare dienst).

4.18

The Company does not and will not come to qualify as a bank within the meaning of the Financial Supervision Act or credit institution as defined in Council Regulation (EU) No 575/2013 (the Capital Requirements Regulation or “CRR”).

4.19

All applicable provisions of the Financial Supervision Act and any related regulations implementing product governance obligations pursuant to Directive 2014/65/EU and Commission Delegated Directive (EU) 2017/593 have been, and will be, complied with in relation to any Notes.

5	In our opinion:

5.1	The Company has been incorporated and is existing as a limited liability company (naamloze vennootschap) under Dutch law.

5.2	The Company has the corporate power to enter into and perform the Agreements and to issue and perform the Notes.

5.3	The Company has taken all necessary corporate action to authorise its entry into and performance of the Agreements and issue and performance of the Notes.

5.4	The Company has validly signed the Agreements. When signed on behalf of the Company as set out in paragraph 4.8, the Notes will have been validly signed by the Company.

5.5

Under Dutch law no consents, approvals or authorisations from governmental and regulatory agencies in the Netherlands are required of the Company for its entry into and performance of the Agreements and its issue and performance of the Notes.

5.6	Under Dutch law there are no registration, filing or similar formalities required of the Company to ensure the validity, binding effect and enforceability against it of the Agreements and the Notes.

5.7	The entry into and performance of the Agreements and the issue and performance of the Notes by the Company does not violate Dutch law or its articles of association.

5.8

Under Dutch law and in accordance with and subject to Regulation (EC) No 593/2008 on the law applicable to contractual obligations (the “Rome I Regulation”), the choice of New York law as the governing law of the Agreements and the Notes (with the exception of Section 5.06(c) of the Indenture, the “Dutch Law Provision”) is recognised as a valid choice of law, and accordingly New York law governs the validity, binding effect and enforceability of the Agreements and the Notes (with the exception of the Dutch Law Provision) against the Company.

5.9

Under Dutch law and in accordance with and subject to the Rome I Regulation, the choice of Dutch law as the governing law of the Dutch Law Provision is recognised as a valid choice of law, and under Dutch law the Dutch Law Provision is valid, binding and enforceable.

5.10

As far as Dutch law is concerned, the submission by the Company in the Agreements and the Notes to the jurisdiction of the courts of the State of New York is valid and binding on the Company. This submission does not preclude that claims for provisional measures in summary proceedings may be brought before a competent Dutch court.

5.11	Under Dutch law, the Company is not entitled to immunity from legal proceedings nor are its assets immune from execution.

5.12	Under Dutch law the Company can sue and be sued in its own name.

5.13

Under Dutch law there is no requirement that The Bank of New York Mellon, London Branch, acting in its capacity as trustee under the Indenture, be licensed, qualified or otherwise entitled to carry on business in the Netherlands for its entry into or enforcement of the Indenture.

5.14

No authorisation, approval, consent or license from any governmental authority or agency of or in the Netherlands is required for the payment by the Company of any amounts under the Notes, except for notifications with the Dutch Central Bank (De Nederlandsche Bank N.V.) as may be required pursuant to the Act on Financial Relations with Foreign Countries 1994 (Wet financiële betrekkingen buitenland 1994).

6	This opinion is subject to any matters not disclosed to us and to the following qualifications:

6.1

The term “enforceable” as used above, or any other reference by whatever term to enforcement, means that the obligations assumed by the relevant party under the relevant document are of a type which the Dutch courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. We do not express any opinion as to whether specific performance or injunctive relief would be available.

6.2

This opinion is limited by, and therefore we do not express any opinion or statement as to the consequences of, any Insolvency Proceeding, Measure, resolution, insolvency, liquidation (ontbinding en vereffening), reorganisation, fraudulent conveyance (Actio Pauliana) and other laws relating to or affecting the rights of creditors (including statutory preferences and, for the time being, measures to protect debtors affected by COVID-19), and any sanctions and measures implemented or effective in the Netherlands under the Sanctions Act 1977 (Sanctiewet 1977) or European Union regulations or otherwise by international sanctions.

6.3

Under Dutch law, a power of attorney does not preclude the principal from performing the legal acts covered by the power of attorney and can be made irrevocable only insofar as it is granted for the purpose of performing a legal act in the interest of the attorney or a third party and subject to any amendments made or limitations imposed by the court on serious grounds (gewichtige redenen). Each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by a company, will terminate by force of law and without notice, upon bankruptcy of the company or the death of or termination by the attorney or the attorney being placed under guardianship or the attorney being disqualified as a director of the company, and will cease to have effect upon the company having been granted a suspension of payments or subjected to Measures. This qualification would also apply to the extent that the appointment of a process agent or other agent were to be deemed to constitute a power of attorney or a mandate.

6.4

If a facsimile signature is used for the Notes, each signatory should consent to such use of his signature and evidence of such consent may be required for the enforcement of the Note in the Netherlands. If a Note is signed (manually. electronically or in facsimile) on behalf of the Company by a person who is a duly authorised representative of the Company on signing but no longer on the actual issue date of the Note, enforcement of the Note in the Netherlands may require that the holder thereof presents both the Note and evidence of the agreement of the Company to also be bound in such circumstances and evidence of the consent of the signatory.

6.5

Under Dutch law, when applying Dutch law as the law governing the Dutch Law Provision, effect may be given to the overriding mandatory provisions of the law of the country where the obligations arising out of the Dutch Law Provision have to be or have been performed, in so far as those provisions render the performance of the Dutch Law Provision unlawful, and regard shall be had to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.6	A provision of an agreement which stipulates that certain documents or determinations are conclusive, final or binding may not be enforceable in all circumstances.

6.7	A provision in an agreement requiring, forbidding or restricting a company to take any action that falls within the powers of its general meeting, or similar corporate body, may not be enforceable.

6.8	We do not express any opinion as to any “deemed” action or absence thereof.

6.9

The rights and obligations of parties under the Dutch Law Provision may be affected by general rules of Dutch law such as (i) the principles of reasonableness and fairness (redelijkheid en billijkheid) and modification on grounds of unforeseen circumstances (onvoorziene omstandigheden), (ii) avoidance on grounds of intimidation (bedreiging), deceit (bedrog) or abuse of circumstances (misbruik van omstandigheden) and (iii) force majeure (niet-toerekenbare tekortkoming of overmacht), the right to suspend performance (opschortingsrecht) or dissolve (ontbinding) a contract if the other party is in default in respect of its obligations, the right to set off (verrekening) and the right to avoid a contract on grounds of mistake (dwaling).

6.10

To the extent Dutch law applies, an indemnity will not be enforceable if the damage, loss, cost, liability or expense against which a person or legal entity is indemnified is a result of wilful misconduct or gross negligence of such person or entity or if such person or entity did not act in good faith.

6.11	Under Dutch law any term of an agreement may be amended orally or by conduct by the parties despite any provision in the agreement to the contrary.

6.12

Under Dutch law any provision of an agreement on partial nullity may not be effective if the remaining provisions of the agreement, having regard to the contents and intent of the agreement, are indissolubly connected to the part that is or has become null and void.

6.13

Dutch law does not know the concept of trust as this is known under common law, nor the concept of suspense account, and we do not express any opinion in respect thereof. Any provision pursuant to which moneys or goods are to be held in trust by one party for another party or are to be segregated from the other assets of the party concerned (or provisions having a similar intended effect) may not be enforceable in the Netherlands.

6.14

To the extent Dutch law applies, any provision to the effect that no holder of a Note shall have any right to institute any action or proceeding, judicial or otherwise, with respect to the Notes or the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, may not be enforceable in all circumstances.

6.15

To the extent Dutch law applies, any provision to the effect that in any proceedings initiated by the Trustee, the Trustee shall be held to represent all holders of the Notes to which such proceedings relate, and that it shall not be necessary to make any holders of Notes party to such proceedings, may not be enforceable in all circumstances.

6.16

The enforcement in the Netherlands of the Agreements, the Notes and foreign judgments will be subject to Dutch rules of civil procedure. A Dutch court may mitigate amounts due in respect of litigation and collection costs.

6.17	A Dutch court may decline jurisdiction if concurrent proceedings are being brought elsewhere. We express no opinion on competing judgments resulting from any concurrent proceedings.

6.18	Claims may become barred by limitation periods or may be or become subject to set-off or counterclaim.

6.19	The admissibility of a choice of jurisdiction (such as for courts in the United States) and the procedural consequences of such choice are determined by the laws of the chosen jurisdiction.

6.20

In proceedings before a court of the Netherlands the service of process against the Company other than by personal delivery by a bailiff of the courts of the Netherlands (gerechtsdeurwaarder) and in accordance with the applicable treaties will not be considered by the court to constitute valid service of process, notwithstanding any provision to the contrary in the Agreements. It is further noted that there is no Dutch authoritative case law on recognition of a foreign decision in the Netherlands (either within or outside Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters) in the case that service of process has only been performed at the domicile of a process agent and not at the domicile of the defendant. In such case there is a risk that the Dutch court, if the defendant failed to appear in the foreign court, will decide that no proper service of process has taken place, and deny recognition of the foreign decision in the Netherlands.

6.21

To the extent that Dutch law applies to the transfer of title to a Note, this requires delivery (levering) pursuant to a valid agreement (geldige titel) by a transferor who has power to pass on title to the relevant Note (beschikkingsbevoegdheid).

6.22

To the extent that Dutch law is applicable to the Notes or any transfer thereof, any provision to the effect that the holder or registered holder of a Note may be treated as the absolute owner thereof or solely entitled thereto may not be enforceable in all circumstances.

6.23	We do not express any opinion as to any co-ownership interest in, or transfer of, any Note.

6.24

To the extent that the provisions of the Indenture or the Notes are general conditions (algemene voorwaarden) within the meaning of Section 6:231 of the Dutch Civil Code, a holder of Notes may nullify (vernietigen) a provision therein if (i) the Company has not offered the holder of the Note a reasonable opportunity to examine the same or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous (onredelijk bezwarend) to the holder of the Note.

6.25	To the extent Dutch law applies:

6.25.1

a Note will only be validly issued, and will only be valid, binding and enforceable against the Company, after that Note has been issued to and accepted and paid for by a person other than the Company; and

6.25.2	if the Company acquires any of its Notes that have been issued to a person other than the Company, those Notes will be cancelled.

6.26

Pursuant to the Financial Supervision Act (Wet op het financieel toezicht) firms or companies may only provide intermediary services in or from within the Netherlands in respect of the Notes (which includes offers, sales and placements of the Notes) if they are licensed by the Dutch Authority for the Financial Markets or exempt from such license requirements. We do not express any opinion as to the authority of any Underwriter to act as a financial undertaking (financiële onderneming) in or from within the Netherlands with respect to the Offering or otherwise, or as to the authority of any of the parties (other than the Company) to perform the provisions of the Agreements applicable to them or as to obligations resulting from their involvement with any Notes.

6.27	We do not express any opinion as to the capital adequacy or other regulatory or resolution treatment of the Notes.

6.28

It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts or the reasonableness of any statements of belief or opinion contained in the Prospectus or the Prospectus Supplement, or that no material facts have been omitted from it.

6.29

The Trade Register Extract and the confirmations referred to in paragraph 3 do not provide conclusive evidence that the information set out in the Trade Register Extract is correct or that the Company has not become the subject of an Insolvency Proceeding or Measure.

6.30

A Dutch company’s corporate seat must be clearly stated on all written or printed documents and announcements to which the company is a party or which it issues (excluding telegrams and advertisements).

6.31	We do not express any opinion as to facts.

7

This opinion is addressed to you solely for your benefit in connection with the Offering. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our prior written consent.

This opinion may, however, be disclosed by the addressees hereof to the extent required by law, regulation or any governmental or competent regulatory authority or in connection with legal proceedings relating to the Issue, provided that no such party to whom this opinion is disclosed may rely on this opinion without our express consent. We accept no responsibility or liability to any person other than the addressees of this opinion.

Yours faithfully

Linklaters LLP

Schedule

1

An electronic certified copy of an extract from the trade register obtained from the chamber of commerce (the “Chamber of Commerce”) regarding the Company dated [•] 2021 (the “Trade Register Extract”).

2

A faxed copy of a notarial copy of the Company’s deed of incorporation dated 21 January 1991 and of its articles of association as most recently amended on 6 May 2020, both as obtained from and according to the Chamber of Commerce.

3

A print-out of an electronic copy of the approvals and notifications paper submitted to the management board of the Company for its meeting held on [•] including resolutions to be adopted by the Company’s management board in such meeting, of the approvals and notifications paper submitted to the supervisory board of the Company for its meeting held on [•] requesting the approval of the aforementioned resolutions adopted by the Company’s management board and of an e-mail sent by the Corporate Secretary to the Company’s supervisory board confirming such approval by the Company’s supervisory board.

4

A print-out of email correspondence with the in-house legal department of the Company referring to an extract from the minutes of the meeting of the Company’s management board held on [•], and containing a confirmation (the “Confirmation”) of the resolutions set out therein having been approved by the Company’s management board and by the Company’s supervisory board.

5	A print-out of an electronic copy of a prospectus (the “Prospectus”) dated August 2020, but excluding any documents incorporated by reference in it and any exhibits to it.

6	A print-out of an electronic copy of the prospectus supplement dated 24 March 2021 of the Company in relation to the Notes (the “Prospectus Supplement”).

7	A print-out of an electronic copy of an executed underwriting agreement dated 24 March 2021 between the Company and the Underwriters in relation to the Notes (the “Underwriting Agreement”).

8

A print-out of an electronic copy of an executed senior debt securities indenture dated as of 29 March 2017 (the “Original Indenture”) between the Company as issuer and The Bank of New York Mellon London Branch as trustee (the “Trustee”), as supplemented by a fourth supplemental indenture between the same parties and dated [•] 2021 (the “Supplemental Indenture” and together with the Original Indenture, the “Indenture”) relating to the Notes, including the terms and conditions of the Notes.

The Underwriting Agreement and the Indenture are together referred to in this opinion as the “Agreements”; references to “documents” are to any and all documents mentioned in this Schedule including the Notes, unless the context requires otherwise.

Exhibit 2

Form of Opinion of Office of General Counsel to the Company

To the underwriters named in the Underwriting Agreement (as defined in Schedule 1 thereto) (collectively, the “Underwriters”)

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States of America

c/o ING Financial Markets LLC

1133 Avenue of the Americas

New York, New York 10036

United States of America

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

United States of America

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

United States of America

[•], 2021

We, [names], Office of General Counsel of ING Groep N.V. a limited liability company incorporated under the laws of The Netherlands, (the “Company”) and [names], Head of Corporate Legal Department have acted for the Company in relation to the issue of US$1,100,000,000 aggregate principal amount of the Company’s 1.726% Callable Fixed-to-Floating Rate Senior Notes due 2027 (the “2027 Notes”), US$750,000,000 aggregate principal amount of the Company’s 2.727% Callable Fixed-to-Floating Rate Senior Notes due 2032 (the “2032 Notes” and, together with the 2027 Notes, the “Fixed-to-Floating Rate Notes”) and US$400,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2027 (the “Floating Rate Notes”) and, together with the Fixed-to-Floating Rate Notes, the “Securities”), issued pursuant to the Senior Debt Securities Indenture (the “Original Indenture”) dated as of March 29, 2017 as supplemented by the Fourth Supplemental Indenture dated as of April [•], 2021 (the “Fourth Supplemental Indenture and, together with the Original Indenture, the “Indenture”), between the Company and The Bank of New York Mellon London Branch, as trustee (the “Trustee”).

In connection with the purchase today by you pursuant to the Underwriting Agreement, dated March 24, 2021 (the “Underwriting Agreement”), between the Company and you, as representatives of the several underwriters named therein, of the Securities, we have or attorneys under our supervision have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

For the purpose of rendering this opinion, we have assumed that the signatures on original documents are the genuine signatures of the persons purported to have executed the same, the conformity of photo and faxed copies to originals and the conformity of the Securities to the form thereof examined by us or attorneys under our supervision.

In our examination of the above documents we have furthermore made the following assumptions:

(i)

the agreements will be within the powers of the parties thereto, other than the Company, have been validly authorised and executed by the parties thereto, other than the Company, and duly delivered by each party thereto to each of the other parties thereto; and

(ii)	the Securities shall be offered and have been offered in accordance with the selling restrictions as set forth in section 2(d) of the Underwriting Agreement.

We have not investigated the law of any jurisdiction other than The Netherlands as it stands and has been interpreted in published case law of the courts in The Netherlands as of the date of this opinion and we do not express an opinion on the law of any jurisdiction other than The Netherlands nor do we express any opinion on taxation laws.

Terms and expressions of law and of legal concepts as used in this opinion have the meaning attributed to them under the law of The Netherlands and this opinion should be read and understood accordingly. Any capitalized terms not defined herein shall have the meaning set forth in the Underwriting Agreement.

Based upon the foregoing (including the assumptions set out above) and subject to any factual matters, documents and events not disclosed to us in the course of our examination referred to above, we are, at the date hereof, of the following opinion:

1.

The execution and delivery by the Company of the Securities, the Underwriting Agreement and the Indenture, the performance by the Company and the other parties thereto of their respective obligations under the Securities, the Underwriting Agreement and the Indenture, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or assets of the Company is subject, except for any such conflict, breach, violation or default which is waived or will not have (A) a material adverse effect on the transactions contemplated by the Underwriting Agreement and the Indenture or (B) a Material Adverse Effect; nor will such actions result in any violation of the provisions of the

Articles of Association of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the properties or assets of the Company, except for a violation that will not have a Material Adverse Effect.

2.

To our knowledge, except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no actions, suits or proceedings before or by any government, governmental instrumentality or court, either domestic or foreign, which involve the Company or any property or assets of the Company, which, if determined adversely to the Company are likely, individually or in the aggregate, to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by the Underwriting Agreement and the Indenture or the performance by the Company of its obligations under the Securities, the Underwriting Agreement and the Indenture and, to the best of our knowledge, no such proceedings are pending or threatened.

This opinion speaks only as of this date. This opinion is being rendered solely for your benefit in connection with the Underwriting Agreement and is not to be used, circulated, quoted, reproduced, in whole or in part, or otherwise referred to for any other purpose, nor is it to be filed with or furnished to any governmental agency or other person.

Very Truly Yours,

ING Groep N.V.

Exhibit 3

Form of Opinion of U.S. Counsel to the Company

[•], 2021

To the persons listed in Annex A.

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters named in Schedule 1 to the Underwriting Agreement, dated March 24, 2021 (the “Underwriting Agreement”), between ING Groep N.V., a public limited liability company incorporated under the laws of The Netherlands (the “Company”), and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of $1,100,000,000 aggregate principal amount of the Company’s 1.726% Callable Fixed-to-Floating Rate Senior Notes due 2027 (the “2027 Notes”), $750,000,000 aggregate principal amount of the Company’s 2.727% Callable Fixed-to-Floating Rate Senior Notes due 2032 (the “2032 Notes” and, together with the 2027 Notes, the “Fixed-to-Floating Rate Notes”) and $400,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2027 (the “Floating Rate Notes” and, together with the Fixed-to-Floating Rate Notes, the “Securities”) issued in global form pursuant to the Senior Debt Securities Indenture, dated as of March 29, 2017 (the “Base Indenture”), between the Company and The Bank of New York Mellon acting through its London Branch, as Trustee (the “Trustee”) , as supplemented by the Fourth Supplemental Indenture, dated as of [•], 2021, (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), we, as United States counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of United States Federal and New York State law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; the Securities have been duly executed and delivered insofar as New York law is concerned; and the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that we express no opinion with respect to Section 5.06(c) of the Base Indenture nor the waiver of set-off provisions of the Securities which are expressly stated to be governed by Dutch law and as to which you are receiving the opinion, dated the date hereof, of Linklaters LLP, delivered to you pursuant to Section 5(b) of the Underwriting Agreement.

(2) The choice of Dutch law as the law expressed to govern Section 5.06(c) of the Base Indenture and the waiver of set-off provisions of the Securities will be recognized under the laws of the State of New York and should be upheld as a valid choice of law by New York courts and applied by such courts in proceedings relating to the rights and obligations of the parties under such agreement, unless the application of Dutch law would contravene the public policy of the State of New York or the Federal laws of the United States.

(3) The Company is not required to be registered as an “investment company” under the United States Investment Company Act of 1940.

(4) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws (as defined below) for the issuance, sale and delivery of the Securities by the Company to you and the other several Underwriters in accordance with the Underwriting Agreement, and the performance by the Company of its obligations thereunder, have been obtained or made.

(5) The issuance, sale and delivery of the Securities by the Company, and the performance by the Company of its obligations thereunder, will not violate any Covered Laws (as defined below).

(6) Assuming the legality, validity, effectiveness and irrevocability of such submission and appointment insofar as the laws of The Netherlands are concerned, the Company has, under the laws of the State of New York relating to personal jurisdiction, pursuant to Section 14(b) of the Underwriting Agreement and Section 1.14 of the Base Indenture, validly and irrevocably submitted to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan, The City of New York, New York, in any action arising out of or relating to the Underwriting Agreement and the Indenture or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed an authorized agent for the purpose described in the Underwriting Agreement and the Indenture; and service of process effected on such agent in the manner set forth in the Underwriting Agreement and the Indenture will be effective to confer valid personal jurisdiction over the Company.

We are expressing no opinion in paragraphs (4) and (5) above, insofar as performance by the Company of its obligations under the Securities is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinions in paragraphs (4) and (5) above, “Covered Laws” means the Federal laws of the United States and the statutory laws of the State of New York (including the published rules or regulations thereunder) that in our experience normally are applicable to general business corporations and the issuance, sale and delivery of Securities; provided, however, that such term does not include Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Securities or the issuance, sale or delivery thereof solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets.

In connection with our opinion set forth in paragraph (6) above, we assume that any such action will be properly brought in a court having jurisdiction over the subject matter, and we are expressing no opinion with respect to the subject matter jurisdiction of any such court. Also, we are expressing no opinion as to whether or under what circumstances such a court might decline to accept jurisdiction over such action on the ground that New York is an inconvenient forum.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Dutch law, we note that you have received an opinion, dated the date hereof, of Linklaters LLP, delivered to you pursuant to Section 5(b) of the Underwriting Agreement.

Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Underwriting Agreement and the Indenture have been duly authorized, executed and delivered by the Company insofar as Dutch law is concerned, that the Securities have been duly authorized, executed, issued and delivered by the Company insofar as Dutch law is concerned, that the Securities conform to the specimens thereof examined by us, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This letter is furnished by us, as United States counsel to the Company, to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

Annex A

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States of America

c/o ING Financial Markets LLC

1133 Avenue of the Americas

New York, New York 10036

United States of America

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

United States of America

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

United States of America

Exhibit 4

Form of Disclosure Letter of U.S. Counsel to the Company

[•], 2021

To the persons listed in Annex A.

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of $1,100,000,000 aggregate principal amount of the Company’s 1.726% Callable Fixed-to-Floating Rate Senior Notes due 2027 (the “2027 Notes”), $750,000,000 aggregate principal amount of the Company’s 2.727% Callable Fixed-to-Floating Rate Senior Notes due 2032 (the “2032 Notes” and, together with the 2027 Notes, the “Fixed-to-Floating Rate Notes”) and $400,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2027 (the “Floating Rate Notes” and, together with the Fixed-to-Floating Rate Notes, the “Securities”) of ING Groep N.V. (the “Company”).

The Registration Statement relating to the Securities (File No. 333-248207) (the “Registration Statement”) was filed on Form F-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated September 4, 2020 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated March 24, 2021 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since it provides information as of its date and, pursuant to Form F-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As United States counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”) and participated in discussions with your representatives and those of the Company, its accountants and its Dutch counsel. We were not granted access to certain minutes of the meetings of the Company’s Executive Board, the Management Board Banking of ING Bank N.V. and the Company and ING Bank N.V.’s Supervisory Board and Audit Committee and, accordingly, we have not reviewed such minutes, although we and your representatives did discuss the contents thereof with the General Counsel of the Company. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company, its accountants and its Dutch counsel concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, letters addressed to you from the Company’s accountants and an opinion addressed to you from the Company’s Dutch counsel. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form F-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, (i) the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder and (ii) the Company’s Annual Report on Form 20-F for the year ended December 31, 2020 (the “Annual Report”), filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference in the Basic Prospectus, as supplemented by the Prospectus Supplement, when so filed, appeared on its face to be appropriately responsive, in all material respects, to the requirements of the particular form of the Commission upon which it was filed. Also, we confirm to you that the statements under the captions “Description of Debt Securities” and “Benefit Plan Investor Considerations” in the Basic Prospectus and under the captions “Description of Notes” and “U.S. Federal Income Tax Considerations” in the Prospectus Supplement, insofar as they relate to provisions of documents or United States Federal tax law or the United States Employee Income Security Act therein described, and insofar as relevant to the offering of the Securities, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Pricing Disclosure Package, as of 6:20 p.m., New York time, on March 24, 2021, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the third sentence of the preceding paragraph has caused us to believe that, insofar as relevant to the offering of the Securities, the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except to the extent specifically noted in the fifth sentence of the third preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Annual Report, the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package or as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the registered public accounting firms’ attestation reports thereon, each as included in the Annual Report, the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

This letter is furnished by us, as United States counsel to the Company, to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

Annex A

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States of America

c/o ING Financial Markets LLC

1133 Avenue of the Americas

New York, New York 10036

United States of America

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

United States of America

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

United States of America

Schedule A

1.	Preliminary Prospectus Supplement, dated March 24, 2021, with respect to the Securities

2.	Final Term Sheet, dated March 24, 2021, with respect to the Securities

Exhibit 5

Form of Opinion of Dutch Tax Counsel to the Company

Private and Confidential

ING Groep N.V.

Bijlmerdreef 106

1102 CT AMSTERDAM

To the underwriters named in the Underwriting Agreement

(as defined in the Schedule) (collectively, the “Underwriters”)

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States of America

c/o ING Financial Markets LLC

1133 Avenue of the Americas

New York, New York 10036

United States of America

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

United States of America

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

United States of America

[•], 2021

Reference: [•]

Subject: ING Groep N.V. – Registration Statement on Form F-3 with the Securities and Exchange Commission on the date hereof

Dear Sir/Madam,

PricewaterhouseCoopers Belastingadviseurs N.V. (“PwC”) has acted as tax counsel to ING Groep N.V. (the “Company”) in connection with the registration statement on form F-3, filed by the Company (“Registration Statement”) under the Securities Act of 1933 of Debt Securities, Capital Securities and Ordinary Shares.

Defined terms used herein and not otherwise defined have the meaning given to them in the Underwriting Agreement.

PwC hereby confirms to you that, subject to the qualifications set forth therein, the discussions set forth in the Registration Statement in the sub-sections of the Base Prospectus captioned “Taxation—Material Tax Consequences of Owning Our Debt Securities—Netherlands Taxation”, as superseded and replaced in its entirety with the sub-section of the Prospectus Supplement captioned “Dutch Tax Considerations”, are accurate summaries of the Dutch tax matters described therein.

The Company is not required under the laws of The Netherlands or regulations of any tax authority in The Netherlands to deduct or withhold any amount for or on account of tax from any payment to be made on the Securities and no stamp duties or similar tax are or will be payable in The Netherlands in connection with the offering of the Securities or the execution of the Securities, the Underwriting Agreement and the Indenture.

Yours sincerely,

PricewaterhouseCoopers Belastingadviseurs N.V.

[S. Wolvers]
[J.C.M. Bertrams]